Exhibit 10.3

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                                BIONUTRICS, INC.

                           CONVERTIBLE PROMISSORY NOTE

$____________                                         Dated:  September __, 2005
(Original Principal Amount)                                (the "Issuance Date")

                  FOR VALUE RECEIVED BIONUTRICS, INC., a Nevada corporation (the
"COMPANY"), hereby promises to pay to _____________________ (the "PAYEE"), or its registered assigns, the principal amount of _____________________ ($____________) together with interest thereon calculated from the date hereof in accordance with the provisions of this Convertible Promissory Note (as amended, modified and supplemented from time to time, this "CONVERTIBLE NOTE" or upon transfer or exchange, the "CONVERTIBLE NOTES").

                  Certain capitalized terms are defined in SECTION 9 hereof.

                  1. PAYMENT OF INTEREST. Interest shall accrue at a rate equal to nine percent (9%) per annum (the "INTEREST RATE") beginning on the date of this Convertible Note on the unpaid principal amount of this Convertible Note outstanding from time to time; PROVIDED that so long as any Event of Default has occurred and is continuing, interest shall be deemed to accrue, to the extent permitted by law, at the rate of 18% per annum retroactive to the date of this Convertible Note on the unpaid principal amount of this Convertible Note outstanding from time to time through the date on which such Event of Default ceases to exist. Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year. Interest on this Convertible Note shall be payable quarterly in arrears beginning on April 1, 2006.

                  2. MATURITY DATE. The entire principal amount of this Convertible Note and all accrued but unpaid interest thereon shall be due and payable in full in cash in immediately available funds on the eighteen (18) month anniversary of the Issuance Date (the "MATURITY DATE"), provided that, in the event that the Company consummates a Qualified Equity Financing (as defined in Section 9 below) prior to the eighteen (18) month anniversary of the Issuance Date, the Maturity Date of this Note shall be extended to the third anniversary of the Issuance Date. Any overdue principal and overdue interest together with any interest thereon shall be due and payable upon demand.

                  3. CONVERSION. (i) The Payee shall have the option to convert this Convertible Note into common stock of the Company at any time at a conversion price equal to the lesser of (i) $3.00 per share or (ii) 75% of the then current conversion price per common share of the Company's Series A Preferred Stock (as defined in Section 9 below) (the "CONVERSION PRICE"). The optional conversion of this Convertible Note shall be deemed to have been effected as of the close of business on the date on which this Convertible Note has been surrendered for conversion at the principal office of the Company. At the time such conversion has been effected, the rights of the holder of this Convertible Note as the holder of such note shall cease (with respect to the amount so converted), and the Person or Persons in whose name or names any certificate or certificates for shares of the Company common stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of such Company common stock (such common stock, the "CONVERSION SHARES") represented thereby.

         (ii) If at any time prior to the earlier of (x) the date of the optional conversion of this Convertible Note into shares of Company common stock or (y) the Maturity Date, (i) the Company consummates a Qualified Equity Financing and (ii) the Company common stock trades at a 30 day trailing average closing price equal to 300% of the then applicable Conversion Price per share and the average Common Stock share volume during such 30 day trailing period equals or exceeds 40,000 shares per day, this Convertible Note shall automatically and without any further action by any Person convert into Company common stock at the then applicable Conversion Price, provided that, this mandatory conversion right will only be applicable to the holder of this Convertible Note if the Company common stock into which this Convertible Note is convertible is subject to an effective registration statement relating to the resale of such common stock at the time of such mandatory conversion.

         (iii) As soon as possible after any conversion of this Convertible Note has been effected (but in any event within three (3) Business Days following such conversion (the "CERTIFICATE DELIVERY DATE")), the Company shall deliver to the converting holder an original certificate or certificates representing the number of shares of Company common stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified.

         (iv) The issuance of certificates for shares of Company common stock upon conversion of this Convertible Note shall be made without charge to the holder hereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Company common stock. Upon conversion of this Convertible Note, the Company shall take all such actions as are necessary in order to insure that the Company common stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

         (v) Except as required by applicable law, the Company shall not close its books against the transfer of Company common stock issued or issuable upon conversion of this Convertible Note in any manner which interferes with the timely conversion of this Convertible Note. The Company shall assist and cooperate with any holder of this Convertible Note required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of this Convertible Note (including, without limitation, making any filings required to be made by the Company).

         (vi) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Company common stock, solely for the purpose of issuance upon

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

conversion hereunder, such number of shares of Company common stock issuable upon conversion. All shares of such capital stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges (except for any such liens created by the Holder). The Company shall take all such actions as may be necessary to assure that all such shares of capital stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which such shares of capital stock.

                  4. ADJUSTMENTS OF CONVERSION PRICE AND NUMBER OF CONVERSION SHARES. The number of and kind of securities purchasable upon conversion of this Note for shares of the Company's common stock shall be subject to adjustment from time to time as set forth in this Section 4.

                           (a) SUBDIVISIONS, COMBINATIONS, STOCK DIVIDENDS, SALES AND OTHER ISSUANCES. If at any time after the date hereof, the Company shall issue shares of Common Stock or rights, options, warrants or other securities to subscribe for or purchase Common Stock, or securities convertible or exercisable into or exchangeable for Common Stock ("COMMON STOCK EQUIVALENTS") (excluding shares, rights, options, warrants, or convertible or exchangeable securities, issued or issuable
         (i) upon exercise of the Warrants or any other Common Stock Equivalents outstanding as of the date hereof, or issuable in connection with the Company's Series A Preferred Stock offering, (ii) upon conversion of the Series A Preferred Stock, par value $0.01 per share, of the Company, (iii) pursuant to the exercise of any stock options or warrants currently outstanding or options or warrants issued after the date hereof pursuant to any Company benefit plan, stock option plan, stock bonus plan or other equity program approved by the Company's Board of Directors, but only to the extent, that such shares of Common Stock issued or issuable pursuant to such stock option plans, stock bonus plans or stock incentive plans does not exceed ten percent (10%) of the then outstanding Common Stock on a fully diluted basis, or (i) with respect to any issuance or transaction as to which holders of a 66-2/3% of the then outstanding shares of the Company's Series A Preferred Stock, have provided prior written consent), at a price per share lower than the Conversion Price per share of Common Stock in effect immediately prior to such issuance, then the Conversion Price shall be reduced on the date of such issuance to a price (calculated to the nearest cent) determined by multiplying the Conversion Price in effect immediately prior to such issuance by a fraction, (1) the numerator of which shall be an amount equal to the sum of (A) the number of shares of Common Stock on a fully diluted basis (assuming conversion, exchange or exercise of all Common Stock Equivalents)
         immediately prior to such issuance plus (B) the quotient obtained by dividing the consideration received by the Company upon such issuance by the Conversion Price, and (2) the denominator of which shall be the total number of shares of Common Stock on a fully diluted basis
         (assuming conversion, exchange or exercise of all Common Stock Equivalents) immediately after such issuance. For the purposes of such adjustments, the maximum number of shares which the holders of any such Common Stock Equivalents shall be entitled to subscribe for or purchase or convert or exchange such securities into shall be deemed to be issued and outstanding as of the date of such issuance (whether or not such Common Stock Equivalent is then exercisable, convertible or exchangeable), and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such Common Stock Equivalents, plus the minimum aggregate consideration or premiums stated in such Common Stock Equivalents, to be paid for the shares covered thereby. No further adjustment of the Conversion Price shall be made as a result of the actual issuance of shares of Common Stock on exercise of such Common Stock Equivalents. On the expiration or the termination of such Common Stock Equivalents, or the termination of such right to convert or exchange, the Conversion Price shall forthwith be readjusted (but only with respect to that portion of the Notes which has not yet been exercised) to such Conversion Price as would have obtained had the adjustments made upon the issuance of such Common Stock Equivalents, been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such Common Stock Equivalents; and on any change of the number of shares of Common Stock deliverable upon the exercise of any such Common Stock Equivalents, or any change in the consideration to be received by the Company upon such exercise, conversion, or exchange, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price, as then in effect, shall forthwith be readjusted (but only with respect to that portion of the Note which has not yet been converted after such change) to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such Common Stock Equivalents not exercised prior to such change, or securities not converted or exchanged prior to such change, on the basis of such change.

                           (b) MERGER, ETC. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Conversion Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by the Holder for the shares of stock subject to this Note had this Note been converted just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume in writing the due and punctual performance and observance of each and every covenant and condition of this Note to be performed and observed by the Company.

                           (c) RECLASSIFICATION, ETC. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which conversion rights under this Note exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon conversion of this Note, during the period specified herein and upon payment of the Conversion Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Holder for the shares of stock subject to this Note had this Note at such time been exercised.

                           (d) For the purposes of the foregoing adjustments, in the case of the issuance of any convertible securities (including, without limitation, shares of Series A Preferred Stock) warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("Convertible Securities"), the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities. Upon the expiration of any such Convertible Securities or the termination of any such right to convert or exchange such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding.


                           (e) In the event of any adjustment in the number of Conversion Shares issuable hereunder upon conversion, the Exercise Price shall be inversely proportionately increased or decreased as the case may be, such that aggregate purchase price for Conversion Shares upon full conversion of this Note shall remain the same. Similarly, in the event of any adjustment in the Conversion Price, the number of Conversion Shares issuable hereunder upon conversion shall be inversely proportionately increased or decreased as the case may be, such that aggregate purchase price for Conversion Shares upon full conversion of this Note shall remain the same.

                  5.       METHOD OF PAYMENTS.

                  (i) PAYMENT. So long as the Payee or any of its nominees shall be the holder of any Convertible Note, and notwithstanding anything contained elsewhere in this Convertible Note to the contrary, the Company will pay all sums for principal, interest, premiums, dividends or otherwise becoming due on this Convertible Note held by the Payee or such nominee not later than 5:00 p.m. New York time, on the date such payment is due, in immediately available funds, in accordance with the payment instructions that the Payee may designate in writing, without the presentation or surrender of such Convertible Note or the making of any notation thereon. Any payment made after 5:00 p.m. New York time, on a Business Day will be deemed made on the next following Business Day. If the due date of any payment in respect of this Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension. All amounts payable under this Convertible Note shall be paid free and clear of, and without reduction by reason of, any deduction, set-off or counterclaim. The Company will afford the benefits of this Section to the Payee and to each other Person holding this Convertible Note.

                  (ii) TRANSFER AND EXCHANGE. Subject to applicable law, upon surrender of any Convertible Note for registration of transfer or for exchange to the Company at its principal office, the Company at its sole expense will execute and deliver in exchange therefore a new Convertible Note or Convertible Notes, as the case may be, as requested by the holder or transferee, which aggregate the unpaid principal amount of such Convertible Note, registered as such holder or transferee may request, dated so that there will be no loss of interest on the Convertible Note and otherwise of like tenor; provided that this Convertible Note may not be transferred by Payee to any Person other than Payee's affiliates without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed). The issuance of new Convertible Notes shall be made without charge to the holder(s) of the surrendered Convertible Note for any issuance tax in respect thereof or other cost incurred by the Company in connection with such issuance, provided that each Convertible Noteholder shall pay any transfer taxes associated therewith. The Company shall be entitled to regard the registered holder of this Convertible Note as the holder of the Convertible Note so registered for all purposes until the Company or its agent, as applicable, is required to record a transfer of this Convertible Note on its register.

                  (iii) REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Convertible Note and, in the case of any such loss, theft or destruction of any Convertible Note, upon receipt of an indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon the surrender and cancellation of such Convertible Note, the Company, at its expense, will execute and deliver, in lieu thereof, a new Convertible Note of like tenor and dated the date of such lost, stolen, destroyed or mutilated Convertible Note.

                  6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Payee that:

                  (i) ORGANIZATION AND QUALIFICATION. The Company and each of its subsidiaries is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority to conduct its business as it is now being conducted, to own or use its properties and assets that it purports to own or use and, in the case of the Company, to perform its obligations under this Convertible Note. The Company and each of its subsidiaries is duly qualified to do business as a foreign company and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

                  (ii) ABSENCE OF CONFLICTS. Neither the execution, delivery and performance of this Convertible Note by Company, nor the consummation of the transactions contemplated hereby, nor compliance by Company with any of the provisions hereof, will (a) violate, conflict with, or result in a breach of any provision of, constitute a default under, or permit or result in the termination of, acceleration of any obligation under, or creation of a lien under any of the terms, conditions or provisions of, (i) the certificate of incorporation, bylaws or stockholders agreements of Company, or (ii) any note, mortgage, agreement, indenture, or license by which Company or any of its properties or assets may be bound, or to which Company or any of its properties or assets may be subject, or
(b) violate or conflict with any law, rule, regulation, judgment, ruling, order, writ, injunction or decree applicable to Company or any of its properties or assets.

                  (iii) AUTHORIZATION OF AGREEMENTS, ETC. Each of (i) the execution and delivery by the Company of this Convertible Note, (ii) the performance by the Company of its obligations hereunder, and (iii) the issuance, sale and delivery by the Company of this Convertible Note has been duly authorized by corporate action of the Company.

                  (iv)     VALIDITY.   This   Convertible  Note  has  been  duly
executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally or by equitable principles relating to enforceability.

                  (v) CAPITALIZATION. After giving effect to the transactions contemplated by this Convertible Note, the reservation of 1,900,000 shares of Common Stock for employees of the Company, and the issuance of warrants to certain Convertible Noteholders, the capitalization of the Company shall be as reflected in the capitalization table attached hereto as SCHEDULE A.

                  (vi) SECURITIES ACT. Assuming the accuracy of the representations of Convertible Noteholders set forth in Section 5 hereof, neither the registration of any security under the Securities Act of 1933, as amended, or the securities laws of any state, nor the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939, as amended, is required in connection with the issuance, execution and delivery of the Convertible Notes in the manner contemplated hereunder.

                  7. COVENANTS OF THE COMPANY. The Company covenants and agrees as follows:

                  (i)      CONSOLIDATION,  MERGER AND SALE. The Company will not
(i) consolidate or merge with or into (or permit any subsidiary to consolidate or merge with or into) any other person, or (ii) sell or otherwise dispose of (or permit any subsidiary to sell or otherwise dispose of) a material portion of its property or assets in one or more transactions to, any other person or entity or enter into (or permit any subsidiary to enter into) an agreement with respect to any of the foregoing.

                  (ii) RESTRICTED PAYMENTS. The Company will not, and will not permit any of its subsidiaries to: (i) declare or pay any dividends on, or make any other distribution or payment on account of, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any equity interests of any class of the Company or any subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, property or in obligations of the Company or any of its subsidiaries, (ii) other than in respect to accounts payable in the ordinary course of business, make any payments of principal of, or interest on, or retire, redeem, purchase or otherwise acquire any indebtedness other than this Convertible Note and the other Convertible Notes or (iii) enter into a loan agreement of any kind without receiving the prior written consent of Convertible Noteholders representing a majority of the aggregate principal amount of all Convertible Notes then outstanding.

                  (iii)    NOTICE OF QUALIFIED EQUITY FINANCING.  At least three
(3) days prior to the closing of any Qualified Equity Financing, the Company shall provide Payee with written notice of such projected closing date, specifying the terms of the transaction and the proposed price per share of Series A Preferred Stock to be paid in such Qualified Equity Financing. The Company shall promptly provide telephonic notice to Payee of any adjournments or rescheduling of such projected closing date.

                  (iv) CONVERTIBLE NOTES. All Convertible Notes shall be on the same terms and shall be in substantially the same form. All payments to the holder of any Convertible Note shall be made to all holders of Convertible Notes, pro rata, based on the aggregate principal amount plus accrued but unpaid interest outstanding on such Convertible Notes at such time.

                  (v) SENIOR STATUS; NO ASSIGNMENT. Beginning on the Issuance Date and for so long as any Convertible Notes remain outstanding, the Company shall not, without the prior written consent of noteholders holding a majority of the aggregate outstanding principal amount of the Convertible Notes:
(a) incur or otherwise become liable with respect to any indebtedness that would rank senior or PARI PASSU to the Convertible Notes in order of payment, or (b) make any distribution, transfer, assignment or other disposition of the Company's operating assets (or any interest therein) or encumber of any assets of the Company in any manner.

                  8. EVENTS OF DEFAULT. If any of the following events takes place before the Maturity Date (each, an "EVENT OF DEFAULT"), Payee at its option may declare all principal and accrued and unpaid interest thereon and all other amounts payable under this Convertible Note immediately due and payable; PROVIDED, HOWEVER, that this Convertible Note shall automatically become due and payable without any declaration in the case of an Event of Default specified in clause (iii) or (v), below:

                  (i) Company fails to make payment of the full amount due under this Convertible Note on a demand following the Maturity Date; or

                  (ii) A receiver, liquidator or trustee of Company or any substantial part of Company's assets or properties is appointed by a court order; or

                  (iii)    Company is adjudicated bankrupt or insolvent; or

                  (iv) Any of Company's property is sequestered by or in consequence of a court order and such order remains in effect for more than 30 days; or

                  (v) Company files a petition in voluntary bankruptcy or requests reorganization under any provision of any bankruptcy, reorganization or insolvency law or consents to the filing of any petition against it under such law; or

                  (vi) Any petition against Company is filed under bankruptcy, receivership or insolvency law and such petition is not withdrawn within 60 days following the filing thereof; or

                  (vii) Company makes a formal or informal general assignment for the benefit of its creditors, or admits in writing its inability to pay debts generally when they become due, or consents to the appointment of a receiver or liquidator of Company or of all or any part of its property; or

                  (viii) An attachment or execution is levied against any substantial part of Company's assets that is not released within 30 days; or

                  (ix) Company dissolves, liquidates or ceases business activity, or transfers any major portion of its assets other than in the ordinary course of business; or

                  (x) Company breaches any covenant or agreement on its part contained in this Convertible Note or the Subscription Agreement; or

                  (xi) Any material inaccuracy or untruthfulness of any representation or warranty of the Company set forth in this Convertible Note or the Subscription Agreement.

                  9.       DEFINITIONS.

                  "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York for the conduct of substantially all of their activities.

                  "CONVERTIBLE NOTEHOLDER" with respect to any Convertible Note, means at any time each Person then the record owner hereof and "Convertible Noteholders" means all of such Convertible Noteholders collectively.

                  "EQUITY FINANCING" means the issuance of stock of the Company to one or more investors for cash following the date of issuance of this Convertible Note.

                  "PERSON" means any person or entity of any nature whatsoever, specifically including, without limitation, an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity.

                  "QUALIFIED EQUITY FINANCING" shall mean an Equity Financing resulting in cash proceeds to the Company of not less than $3.0 million (including the principal amount of the Convertible Notes) substantially on the terms set forth in the term sheet attached hereto as EXHIBIT A.

                  "SERIES A PREFERRED STOCK" means the preferred stock of the Company issuable in a Qualified Equity Financing.

                  10. EXPENSES OF ENFORCEMENT, ETC. The Company agrees to pay all fees and expenses incurred by the Payee in connection with the negotiation, execution and delivery of this Convertible Note (including the reasonable fees of counsel to the placement agent for the Payees). The Company agrees to pay all reasonable fees and expenses incurred by the Payee in connection with any amendments, modifications, waivers, extensions, renewals, renegotiations or "workouts" of the provisions hereof or incurred by the Payee in connection with the enforcement or protection of its rights in connection with this Convertible Note, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for the Payee. The Company indemnifies the Payee and its directors, managers, affiliates, partners, members, officers, employees and agents against, and agrees to hold the Payee and each such person and/or entity harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by, or asserted against, the Payee or any such person and/or entity arising out of, in any way connected with, or as a result of (i) the consummation of the loan evidenced by this Convertible Note and the use of the proceeds thereof or (ii) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the Payee or any such person and/or entity is a party thereto other than any loss, claim, damage, liability or related expense incurred or asserted against the payee or any such person on account of the payee's or such person's gross negligence or willful misconduct.

                  11. AMENDMENT AND WAIVER. The provisions of this Convertible Note may not be modified, amended or waived, and the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the written consent of the holders of a majority of the then outstanding principal amount of all Convertible Notes (including this Convertible Note); provided, however, that any amendment to this Convertible Note which (i) changes the Interest Rate in Section 1 hereof, or (ii) changes the Maturity Date in Section 2 hereof, must be approved in writing by the holders of 100% of the then outstanding principal amount of all such Convertible Notes (including this Convertible Note).

                  12. REMEDIES CUMULATIVE. No remedy herein conferred upon the Payee is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                  13. REMEDIES NOT WAIVED. No course of dealing between the Company and the Payee or any delay on the part of the Payee in exercising any rights hereunder shall operate as a waiver of any right of the Payee.

                  14. ASSIGNMENTS. Subject to applicable law, the Payee may assign, participate, transfer or otherwise convey this Convertible Note and any of its rights or obligations hereunder or interest herein to any affiliate of Payee and to any other Person that the Company consents to (such consent not to be unreasonably withheld or delayed), and this Convertible Note shall inure to the benefit of the Payee's successors and assigns. The Company shall not assign or delegate this Convertible Note or any of its liabilities or obligations hereunder.

                  15. HEADINGS. The headings of the sections and paragraphs of this Convertible Note are inserted for convenience only and do not constitute a part of this Convertible Note.

                  16.      SEVERABILITY.  If any  provision of this  Convertible
Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Convertible Note will remain in full force and effect. Any provision of this Convertible Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  17. CANCELLATION. After all principal, premiums (if any) and accrued interest at any time owed on this Convertible Note have been paid in full, or this Convertible Note has been converted this Convertible Note will be surrendered to the Company for cancellation and will not be reissued.

                  18. MAXIMUM LEGAL RATE. If at any time an interest rate applicable hereunder exceeds the maximum rate permitted by law, such rate shall be reduced to the maximum rate so permitted by law.

                  19.      PLACE OF PAYMENT AND NOTICES. Subject to SECTION 4(a)
above, payments of principal and interest are to be delivered to the Convertible Noteholder of this Convertible Note at the following address:
________________________________________,  or at  such  other  address  as  such
Convertible Noteholder has specified by prior written notice to the Company. No notice shall be deemed to have been delivered until the first Business Day following actual receipt thereof at the foregoing address.

                  20. WAIVER OF JURY TRIAL. THE PAYEE AND THE COMPANY EACH HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CONVERTIBLE NOTE AND/OR THE TRANSACTIONS CONTEMPLATED HEREUNDER.

                  21. SUBMISSION TO JURISDICTION. Any legal action or proceeding with respect to this Convertible Note may be brought in the courts of the State of New York or of the United States of America sitting in New York County, and, by execution and delivery of this Convertible Note, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

                  (i) The Company hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (ii) Nothing herein shall affect the right of the Payee to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

                  22. GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS CONVERTIBLE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties have executed and the Company has delivered this Convertible Promissory Note on the date first written above.


                                    COMPANY:

                                    BIONUTRICS, INC.



                                    By:_______________________________
                                       Name:
                                       Title:

                                   SCHEDULE A

                              CAPITALIZATION TABLE

BIONUTRICS, INC. FULLY DILUTED SHARES OUTSTANDING AS OF SEPTEMBER 12, 2005

Shares Outstanding as of 09/12/05                             22,681,725
Unexercised Options & Warrants                                   129,000
Unexercised Warrants                                             170,000
Series A Preferred Shares, As Converted                          118,370
                                                          -------------------
Accumulated Series A Preferred Dividends                           46,440
TOTAL                                                          23,145,535

                                    EXHIBIT A
                                    ---------


                                OFFERING SUMMARY

                           EQUITY PLACEMENT TERM SHEET



ISSUER:                           Bionutrics, Inc. ("the COMPANY")

PLACEMENT AGENT:                  Indigo Securities, LLC (the "PLACEMENT AGENT")

THE OFFERING:                     Series  A  Convertible  Preferred  Stock  (the
                                  "SERIES A PREFERRED"),  initially  convertible
                                  on a 1:4 basis  into  shares of the  Company's
                                  Common Stock (the "COMMON STOCK") and warrants
                                  to acquire 25% of the Common  Stock into which
                                  the   Series   A   Preferred    is   initially
                                  convertible (the "WARRANTS" and, together with
                                  the Series A Preferred,  the  "SECURITIES") at
                                  an  exercise   price  equal  to  150%  of  the
                                  Original  Purchase  Price (as defined  below).
                                  The Warrants shall be exercisable for five years. In addition, the Company's currently outstanding indebtedness and preferred stock must be converted into Common Stock as a condition to closing of the Offering.

AMOUNT OF FINANCING:              A  minimum  of  $3,000,000  and a  maximum  of
                                  $6,000,000  of  Securities.   This  investment
                                  shall  close  for  all   investors   upon  the
                                  earliest of the date (i) the parties  agree to
                                  terminate  the offering or (ii) the sale of $6
                                  million  of  Securities,   provided  that  the
                                  Placement Agent shall have an over allotment option to sell an additional 10% of the Maximum Offering. Conversion of the Company's
                                  Secured Notes shall not be included in the amount of the financing.

PRICE:                            $16  per   share   of   Series   A   Preferred
                                  convertible into four shares of common stock (the "ORIGINAL PURCHASE PRICE").

INVESTOR(S):                      Accredited Investors introduced to the Company
                                  by the Placement Agent.

ESCROW ARRANGEMENTS:              Investors  shall  fund their  investment  into
                                  escrow  with  a  mutually   acceptable  escrow
                                  agent. The escrow shall be released as soon as the aggregate amount funded into escrow equals or exceeds $3,000,000.

FEES AND EXPENSES:                The   Placement   Agent   shall   receive   as
                                  compensation  in connection with the Offering:
                                  (i) 9% of the gross  proceeds of the  Offering
                                  in  cash,   and  (ii)   warrants  (the  "AGENT
                                  WARRANTS") exercisable for 9% of the number of
                                  shares  of  Series  A  Preferred  sold  in the
                                  Offering.   The   Agent   Warrants   shall  be
                                  exercisable  at a price equal to the  Original
                                  Purchase Price per share.  The Placement Agent
                                  and its  affiliates and counsel shall have the
                                  right to purchase  Securities  in the Offering
                                  net of cash  commissions and shall receive its
                                  pro  rata  share  of  the  Agent  Warrants  in
                                  connection  with  any  such  investment.   The
                                  Company shall pay the reasonable fees and expenses, including reasonable legal fees of the Placement Agent, incurred by the Placement
                                  Agent in connection with the Offering.

ANTICIPATED CLOSING DATE          [October 31, 2005] (the "Closing").

TERMS OF SERIES A PREFERRED STOCK

Dividends:                        The holders of the Series A Preferred shall be
                                  entitled to receive  cumulative  dividends  in
                                  preference to any dividend on the Common Stock
                                  at the  rate  of 8% of the  Original  Purchase
                                  Price per  annum,  accruing  on a  semi-annual
                                  basis in cash or additional shares of Series A
                                  Preferred   (which  shall  be  valued  at  the
                                  Original   Purchase  Price  per  share).   The
                                  holders  of Series A  Preferred  also shall be
                                  entitled  to  participate   pro  rata  in  any
                                  dividends paid on the Common Stock on an as-if-converted basis.

Liquidation Preference:           In the event of any  liquidation or winding up
                                  of the  Company,  the  holders of the Series A
                                  Preferred  shall be  entitled  to  receive  in
                                  preference  to the holders of the Common Stock
                                  a per  share  amount  equal  to  the  Original
                                  Purchase  Price plus any accrued,  but unpaid,
                                  dividends  (the   "LIQUIDATION   PREFERENCE").
                                  After   the   payment   of   the   Liquidation
                                  Preference  to the  holders  of the  Series  A
                                  Preferred,   the  remaining  assets  shall  be
                                  distributed  ratably  to  the  holders  of the
                                  Common  Stock and the Series A Preferred on an
                                  as if converted basis. A merger,  acquisition,
                                  sale  of  voting  control  or  sale  of all or
                                  substantially all of the assets of the Company
                                  in which the  pre-transaction  shareholders of
                                  the  Company  do  not  own a  majority  of the
                                  outstanding    shares    of   the    surviving
                                  corporation   shall   be   deemed   to   be  a
                                  liquidation.

Conversion:                       The  holders of the Series A  Preferred  shall
                                  have the  right to  convert  any or all of the
                                  Series A Preferred,  at any time,  into shares
                                  of Common Stock.  The initial  conversion rate
                                  shall  be  1:4,   subject  to   adjustment  as
                                  provided below.

Antidilution Provisions:          The conversion price of the Series A Preferred
                                  and the exercise price of the Warrants will be
                                  subject  to  a  weighted-average  antidilution
                                  adjustment (based on all outstanding shares of
                                  Preferred and Common Stock) to reduce dilution
                                  in  the   event   that  the   Company   issues
                                  additional  equity securities (other than: (a)
                                  up to  1,900,000  shares  issued  pursuant  to
                                  reserved employee options,  and (b) a one time
                                  issuance  of up to  $2,000,000  in  additional
                                  equity securities during the twelve (12) month
                                  period following the final closing date of the
                                  Offering)  at a  purchase  price less than (i)
                                  the applicable conversion price in the case of
                                  the Series A Preferred or (ii) the  applicable
                                  exercise  price in the  case of the  Warrants.
                                  The  conversion  price and exercise price will
                                  also be subject to proportional adjustment for
                                  stock      splits,       stock      dividends,
                                  recapitalizations and the like.

Voting Rights:                    Except  as  otherwise   provided  herein,  the
                                  Series A Preferred will vote together with the
                                  Common Stock on an as if  converted  basis and
                                  not as a separate class except as specifically
                                  provided  herein or as  otherwise  required by
                                  law.  Each share of Series A  Preferred  shall
                                  have a number of votes  equal to the number of
                                  shares  of Common  Stock  then  issuable  upon
                                  conversion   of  such   share   of   Series  A
                                  Preferred.

Board of Directors:               The size of the  Company's  Board of Directors
                                  shall be set at five (5). The Board of Company
                                  will  elect  Edward  Neugeboren  to the  Board
                                  prior to close and  Nirmal  Mulye  and  Ronald
                                  Lane  shall  agree  to vote  their  respective
                                  shares   of   Common   Stock   for  the   next
                                  shareholders meetings in favor of the election of Mr. Neugeboren to a one-year term on the Board. The placement agent shall also be entitled to observer rights at all board meetings.

Notification Rights:              The Company shall provide the Placement  Agent
                                  with written notice of any and all future debt or equity financings upon execution of a term sheet or letter of intent in connection with such financing and in no event less than ten
                                  (10) business days prior to closing such financing.

Right of First Refusal:           The  Placement  Agent  shall  have a right  of
                                  first refusal to serve as (i) placement  agent
                                  with respect to future security  issuances and
                                  (ii)   financial   advisor   in  any   merger,
                                  acquisition, sale or similar transaction by the Company (other than an underwritten public offering) for a period of two (2) years following the final closing of the Offering.

Protective Provisions:            For so long as at  least  25% of the  Series A
                                  Preferred remains outstanding,  consent of (i)
                                  Edward Neugeboren, if he is a member
                                  of the Board of  Directors  of the  Company at
                                  the time, or (ii) holders of a majority of the
                                  shares of Series A Preferred then outstanding,
                                  shall  be  required  for any  action  that (i)
                                  alters or changes the rights,  preferences  or
                                  privileges  of the  Series A  Preferred,  (ii)
                                  constitutes  the incurrence of indebtedness by
                                  the Company  (other  indebtedness  incurred in
                                  the ordinary course of the Company's business,
                                  consistent with past practice) which possesses
                                  senior   repayment  rights  to  the  Series  A
                                  Preferred, except for acquisition indebtedness
                                  (or  guarantees  thereof)  used to acquire the
                                  shares of Kirk  Pharmaceuticals,  LLC, and its
                                  affiliate,  Andapharm,  LLC, or an refinancing
                                  of  such   acquisition   indebtedness,   (iii)
                                  creates (by reclassification or otherwise) any
                                  new class or  series  of shares or  securities
                                  having   rights,   preferences  or  privileges
                                  senior  to, or on a parity,  with the Series A
                                  Preferred,  (iv) results in the  redemption of
                                  any  shares  of  Common   Stock   (other  than
                                  pursuant to equity  incentive  agreements with
                                  service providers giving the Company the right
                                  to repurchase  shares upon the  termination of
                                  services),  (v) results in any  merger,  other
                                  corporate reorganization,  sale of control, or
                                  any transaction in which all or  substantially
                                  all of the  assets  of the  Company  are sold,
                                  (vi)  amends or waives  any  provision  of the
                                  Company's  Articles of Incorporation or Bylaws
                                  relative  to the  Series  A  Preferred,  (vii)
                                  increases the authorized size of the Company's
                                  board,   (viii)  results  in  the  payment  or
                                  declaration  of any  dividend on any shares of
                                  Common Stock,  (ix) results in a confession of
                                  judgment  against  the  Company,  or settle or
                                  compromise by or against the Company (provided
                                  that no such  consent  shall be  required  for
                                  matters involving less than $500,000.00),  (x)
                                  file  for  bankruptcy  or  receivership,  (xi)
                                  results in any  material  loans to any insider
                                  or  shareholder or any guaranty of any debt of
                                  a third  party,  other  than  in the  ordinary
                                  course  of  business;  (xii)  results  in  the
                                  removal of one of the  following  officers  of
                                  the  Company  other  than for  "cause":  Chief
                                  Executive   Officer,   President   and   Chief
                                  Financial    Officer,    or    the    material
                                  modification  of the  compensation  payable by
                                  the Company to any such officer, (xii) results
                                  in  the  making  of any  material  investments
                                  other than in the ordinary course of business,
                                  (xiv) results in the mortgaging,  pledging, or
                                  creating a security  interest in the  property
                                  of the  Company,  other  than in the  ordinary
                                  course  of  business   consistent   with  past
                                  practice,   (xiii)   results  in  the  Company
                                  entering  into new  businesses  not related to
                                  the  purpose  of the  Company,  (xvi) or (xvi)
                                  results in the  consummation  of any  material
                                  contracts  with any  shareholder,  insider  or
                                  affiliates,  except  those  in place as of the
                                  closing date or anticipated in the next twelve
                                  (12) months with Nostrum Pharmaceuticals, Inc.
                                  ("Nostrum") as required to develop and
                                  execute  the  Company's   technology   license
                                  agreement with Nostrum.

Information Rights:               So  long  as any  Investor  continues  to hold
                                  shares of Series A Preferred  or Common  Stock
                                  issued  upon   conversion   of  the  Series  A
                                  Preferred,   the  Company   will  furnish  the
                                  Placement   Agent  with   monthly   management
                                  reports  as  well  as   confidential   monthly
                                  financial   statements  compared  against  the
                                  Company's   annual  operating  plan  and  will
                                  provide a copy of the  Company's  confidential
                                  annual  operating plan within 30 days prior to
                                  the   beginning  of  the  fiscal  year.   Each
                                  Investor shall also be entitled to standard inspection and visitation rights under the Nevada Revised Statutes.

Registration Rights:              UPFRONT REGISTRATION:  The Company shall cause
                                  a   Registration   Statement   (the   "INITIAL
                                  REGISTRATION  STATEMENT") covering the 125% of
                                  the  Common  Stock (i) into which the Series A
                                  Preferred  is  convertible  and (ii) for which
                                  the Warrant and Agent Warrants are exercisable
                                  (the   "REGISTRABLE   SECURITIES")  to  become
                                  effective  no later  that  120  days  from the
                                  Closing Date (the "Required  Effective Date").
                                  The  Company  shall  use its best  efforts  to
                                  maintain    the    effectiveness    of    this
                                  Registration  Statement  until  the date  (the
                                  "Registration  Termination Date") which is the
                                  earlier of (i) the second  anniversary  of the
                                  Closing  Date,  (ii) the date  upon  which the
                                  last  Registrable  Security  included  in such
                                  Registration  Statement  is sold by the holder
                                  thereof,  and (iii)  the date  upon  which all
                                  investors    may   sell   their    Registrable
                                  Securities without limitation by virtue of paragraph (e) of Rule 144 under the Securities
                                  Act of 1933, as amended.  Penalty for default:
                                  (i) for the first two one month periods of delay after the Required Effective Date, the penalty shall be 1.0% per month payable in cash or stock valued at the Original Purchase
                                  Price; and (ii) for each additional month, 2.5% per month payable in cash or stock valued at the Original Purchase Price. The penalty for partial months shall be pro rated.

                                  DEMAND RIGHTS: If for some reason the Initial Registration Statement is not effective at any time during the period beginning 120 days after the Closing Date, Investors holding more than $500,000 in value of the Registrable Securities may require the Company to use its best efforts efforts to cause such Registrable Securities to be registered. The Investors' demand registration rights shall expire two years after the effectiveness date of the Upfront Registration covering all Registrable Securities.

                                  COMPANY REGISTRATION: The Investors shall be entitled to "piggy back" registration rights on all registrations of the Company (other than registrations on Forms S-8, S-4 or any successor or similar forms) or on any demand registrations of any other investor subject to the right, however, of the Company and its underwriters to reduce the number of shares proposed to be registered in view of market conditions. If the Investors are so limited, however, no party shall sell shares in such registration other than the Company or the investor, if any, invoking the demand registration. No shareholder of the Company shall be granted piggyback registration rights which would reduce the number of shares includable by the holders of the Registrable
                                  Securities in such registration without the consent of the holders of at least two-thirds of the Registrable Securities. Investors' piggy-back registration rights shall expire two years after the effectiveness date of the Upfront Registration covering all Registrable Securities.

                                  In connection with an underwritten public offering of securities of the Company, upon the request of the managing underwriter, each holder of Registrable Securities who owns at least 2% of the outstanding capital stock of the Company on an "as-converted" basis or is an officer or director of the Company shall agree (provided all other officers and directors also agree) not to effect any public sale or distribution (other than those included in the registration) of any securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities during the sixty (60) day period beginning on such effective date, unless the managing underwriter otherwise agrees to a shorter period of time.

                                  S-3 RIGHTS. Investors shall be entitled to unlimited demand registrations on Form S-3 (if available to the Company) so long as such registered offerings are not less than $1,000,000.

                                  LIMITATION  ON  PIGGYBACK  & S-3  RIGHTS.  The
                                  Investors' "piggy back" and S-3 registration rights shall not apply during any period that there exists an effective registration statement covering the Investors' Registrable Securities.

                                  EXPENSES: The Company shall bear registration expenses (exclusive of underwriting discounts and commissions and expenses of counsel) of all such demands, piggy-backs, and S-3 registrations (including the expense of one special counsel of the selling shareholders).

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

                                  TRANSFER OF RIGHTS: The registration rights may be transferred to (i) any partner or retired partner of any holder which is a partnership, (ii) any family member or trust for the benefit of any individual holder, or
                                  (iii) any transferee who acquires at least 5,000 shares of Registrable Securities; in each case, provided that the Company is given written notice thereof.

                                  OTHER PROVISIONS: Other provisions shall be contained in the Investor Rights Agreement with respect to registration rights as are reasonable, including cross indemnification, the period of time in which the Registration Statement shall be kept effective and underwriting arrangements.

Pre-Emptive Rights:               Investors  shall  have the  right in the event
                                  the   Company    sells   equity    securities,
                                  convertible  securities  or  warrants  to  any
                                  person to purchase  their pro rata  portion of
                                  such  shares for a period of 30 days after the
                                  closing  of  such  sale.  Any  securities  not
                                  subscribed for by an eligible  Investor may be
                                  reallocated    among   the   other    eligible
                                  Investors. Such keep even right will not apply
                                  to any underwritten public offering of Company
                                  equity   securities   by  a   internationally,
                                  nationally,     or    regionally    recognized
                                  underwriter,  at a price  per  share of Common
                                  Stock no less than  three  times the  Original
                                  Purchase Price.

Subscription Agreement:           The  investment  shall be made  pursuant  to a
                                  Subscription  Agreement reasonably  acceptable
                                  to  the  Company  and  the  Investors,   which
                                  agreement  shall contain,  among other things,
                                  appropriate  representations and warranties of
                                  the   Company,   covenants   of  the   Company
                                  reflecting the provisions set forth herein and
                                  appropriate  conditions of closing,  including
                                  an  opinion of counsel  for the  Company.  The
                                  Subscription  Agreement  shall provide that it
                                  may only be amended and any waivers thereunder
                                  shall  only be made with the  approval  of the
                                  holders   of   two-thirds   of  the  Series  A
                                  Preferred.  Registration rights provisions may
                                  be amended or waived  solely  with the consent
                                  of   the   holders   of   two-thirds   of  the
                                  Registrable Securities.

EMPLOYEE MATTERS

Employee Option Pool:             Upon the Closing of this financing,  1,900,000
                                  shares of Common Stock will have been reserved for issuance pursuant to employee options.

Stock Vesting:                    All stock and stock  equivalents  issued after
                                  the   Closing   to    employees,    directors,
                                  consultants and other service providers will be subject to vesting as follows: 33% to vest at the end of the first

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

                                  year following such issuance, with the remaining 66% to vest monthly over the next two years. The repurchase option shall provide that upon termination of the employment of the shareholder, with or without cause, the Company or its assignee (to the extent permissible under applicable securities law qualification) retains the option to repurchase at cost any unvested shares held by such shareholder.

Proprietary Information
and Inventions Agreement:         Each officer,  employee and  consultant of the
                                  Company  shall have entered into an acceptable
                                  proprietary    information    and   inventions
                                  agreement.

Forced Conversion:                If at any time prior to the  conversion of the
                                  Series  A  Preferred  into  shares  of  Common
                                  Stock,  the  Common  Stock  trades at a 30 day
                                  trailing  average  closing price equal to 300%
                                  of the equivalent effective purchase price per
                                  share of Common Stock in this Offering and the
                                  average  Common Stock share volume during this
                                  30  day  trailing  period  equals  or  exceeds
                                  40,000  shares  per day and the  Common  Stock
                                  into which the Series A  Preferred  is covered
                                  by an effective registration statement at such
                                  time,    the   Series   A   Preferred    shall
                                  automatically convert into Common Stock at the
                                  then applicable conversion price. In the event
                                  of such conversion,  all preferences and other
                                  special provisions  described and provided for
                                  herein to the  Series A  Preferred  or related
                                  Warrants  including   protective   provisions,
                                  information  rights  and  pre-emptive  rights,
                                  shall  become  null and void,  except that the
                                  registration   rights  shall  remain  and  the
                                  Company   will  be   required  to  perform  as
                                  described herein.


OTHER MATTERS

Conditions Precedent
to Financing:                     1.  Completion    of    legal    documentation
                                  satisfactory   to  the  Placement   Agent  and
                                  prospective Investors.

                                  2. Execution of mutually agreeable employment agreements with key employees including: John
                                  S. Copanos, Nirmal Mulye and Ronald H. Lane, Ph.D.

                                  3.  Bionutrics'  receipt  of DEA  approval  in
                                  connection   with  the   acquisition  of  Kirk
                                  Pharmaceuticals.

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

                                  4. Conversion of outstanding Bionutrics (i) Revolving Note in the principal amount of approximately $1,500,000 and (ii) preferred equity to common stock.

                                  5. Satisfactory completion of due diligence by the Placement Agent and prospective Investors (including a complete review of all requested Nostrum Pharmaceutical's due diligence materials).

                                  6.  Conversion    of   B.    Berk's    Nostrum
                                  Pharmaceutical's shares to Bionutrics shares.

Exclusivity:                      The  Company  agrees that until  November  30,
                                  2005,  or such earlier date as the Company and
                                  Placement  Agent  mutually  agree to terminate
                                  the Offering (the "TERMINATION DATE"), neither
                                  the   Company   or  any  of  its   affiliates,
                                  officers,  directors,   employees,  agents  or
                                  representatives   who   are   aware   of   the
                                  discussions  between the Company and Placement
                                  Agent will,  either  directly  or  indirectly,
                                  solicit, entertain or conduct discussions with
                                  any person with respect to any offer  relating
                                  to the sale of securities of the Company.  The
                                  term  "person"  as used  in  herein  shall  be
                                  interpreted to include without  limitation any
                                  individual,   corporation,  limited  liability
                                  Company,      unincorporated      association,
                                  partnership, trust, estate or other entity.

Capitalization:                   The Company is authorized to issue  50,000,000
                                  shares of which 45,000,000  shares,  par value
                                  $.001  per  share,  are  designated  as Common
                                  Stock ("COMMON  STOCK") and 5,000,000  shares,
                                  par value $.001 per share,  are  designated as
                                  Preferred   Stock   ("PREFERRED   STOCK").   A
                                  complete capitalization table as of the date hereof is attached above as Schedule A.

                                  In addition, the Placement Agent's affiliate, Indigo Ventures LLC, shall purchase a three
                                  (3) year warrant from the Company ("INDIGO VENTURES WARRANT") for 500,000 shares of Common Stock with an exercise price equal to $5.00 per share. The aggregate purchase price for the Indigo Ventures Warrant shall be $150,000. Such purchase price may be paid by Indigo Ventures LLC, at its option, through the issuance of a partial recourse note.

Governing Law:                    The definitive  documentation  relating to the
                                  offering of the Securities shall be governed by and construed in accordance with the laws of the State of New York.

Additional Information:           For  additional   information   regarding  the
                                  Company   generally   and   for   Management's
                                  Discussion   and  Analysis  of  the  Company's
                                  Financial Condition and Results, please see the 10-K and 10-Q attached as exhibits hereto.

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